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                                                                   EXHIBIT 99(E)

Total Asset Account Agreements                  Account Number _____________ TAA

AGREEMENT

This Agreement sets forth the terms and conditions governing the Total Asset Account (the "TAA") financial service to which the undersigned is applying with A.G. Edwards & Sons, Inc. ("Edwards"). The undersigned understands that before the TAA service is provided, it will be necessary for Bank One, Columbus, N.A., Columbus, Ohio (the "Bank"), to accept the undersigned's application to open a checking account and a VISA account (a Card-Check Account) pursuant to which the undersigned may be provided checks ("Checks") and may be issued one or more VISA cards ("Card") to be used in connection with the TAA service. An annual fee will be charged by Edwards for the financial services provided to the undersigned. the annual fee may be changed at any time upon ten (10) days' notice to the undersigned. The undersigned understands that before TAA begins operation, the undersigned's securities margin account must have at least $10,000 in any combination of cash or securities for an individual or business TAA.

In consideration of Edwards, or any successor thereof, accepting one or more accounts of the undersigned (whether designated by name, number or otherwise) for the purchase, sale or carrying of securities, commodities and options, or contracts relating thereto, and other property (hereafter "property"), you (the individual, corporation, or parties involved with this account) agree to the following:

GENERAL TERMS

1. The TAA is a regular Edwards securities margin account (the "Securities Account") which is linked to a no-load money market trust the undersigned designates as primary herein (the "Fund") and a Card-Check Account with checking and VISA Card services maintained by the Bank. The Securities Account and the Check-Card Account are collectively referred to as the Account.

2. The undersigned acknowledges receiving a copy of the Fund prospectus with the Program Summary Description and the Truth in Lending Disclosure. These documents shall be referred to in this Agreement as the "Documents."
     Unless the context otherwise requires, the term "this Agreement" shall include the Documents as amended from time to time.

     The undersigned agrees that Edwards may amend this Agreement by modifying or rescinding any of its existing provisions or by adding any new provision, at any time by sending notice of the amendment to the undersigned. The undersigned hereby appoints Edwards as its agent in order to effectuate any such amendment. Any such amendment shall be effective as of the date established by Edwards.

3. All transactions shall be handled by you in accordance with and shall be subject to all applicable federal and state laws, rules and regulations; the constitution, rules, customs and usages of the applicable exchange, association, market or clearinghouse; and the customs and usages of those transacting business on such exchange, market or clearinghouse.

     This agreement shall be deemed modified as necessary to conform with any changes in those laws, rules, regulations, constitutions, customs and usages; as modified, it will remain in full force and effect.

4. Except as stated above, no provision of this printed agreement shall in any respect be waived, modified, amended or deleted and acceptance of this agreement and any accounts thereunder by Edwards shall not constitute ratification of any changes and such acceptance shall not stop Edwards from asserting and enforcing the original provisions of this agreement unless such changes are expressly agreed to in a separate document signed by Edwards' Director of Operations or a designee.
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5.   You will settle transactions when due and will maintain with Edwards collateral in the form of monies or property acceptable to Edwards of such value as Edwards may require; on demand, you will immediately make payment on the entire amount or such part as Edwards may require.

6. The following disclosure is required by various regulatory entities but shall not limit the applicability of the following arbitration provision to any controversy, claim or issue in any controversy or claim that may arise between you and Edwards:

     a)   ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

     b) THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     c) PREARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     d) THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING, AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     e) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     f) NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, OR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

7. You agree, and, by carrying any account for you, Edwards agrees that all controversies between you and Edwards and any of Edwards' present or former officers, directors, agents or employees that may arise for any reason, shall be determined by arbitration. Any arbitration under this agreement shall be before the National Association of Securities Dealers, Inc., or the New York Stock Exchange, Inc., or an arbitration facility provided by any other securities exchange of which Edwards is a member, or the American Arbitration Association, or the Municipal Securities Rulemaking Board, in accordance with the rules pertaining to such organization. You may choose in the first instance whether arbitration shall be before and in accordance with the rules of one of the aforementioned arbitration forums by registered letter or telegram addressed to Edwards at Edwards' office in St. Louis, Missouri. If you fail to notify Edwards of your specific choice within five (5) days after you receive from Edwards the request to make such choice, then Edwards may make the choice of the arbitration forum to be used to resolve the controversy.

     At least one of the arbitrators appointed to hear any controversy to be settled by arbitration shall be currently employed full time by a member organization of the New York Stock Exchange, Inc., unless otherwise agreed in writing before the time of the arbitration.

     This arbitration provision shall apply to any controversy, claim or issue in any controversy arising from events that occurred before, on or after the execution of this arbitration agreement. This arbitration provision shall

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     be interpreted according to federal law and the Federal Arbitration Act.
     The award of the arbitrators, or of the majority of them, shall be final, and judgment on the award rendered may be entered in any court, state or federal, that has jurisdiction.

8. NO EDWARDS EMPLOYEE IS AUTHORIZED TO ENTER TRADES FOR YOU WITHOUT YOUR EXPRESS PRIOR APPROVAL. UNLESS YOU EXPRESSLY AGREE TO THAT AUTHORITY IN A SEPARATE DOCUMENT SIGNED BY YOU AND EDWARDS' DIRECTOR OF OPERATIONS OR A DESIGNEE; YOU ALSO AGREE TO IMMEDIATELY BRING ANY UNAUTHORIZED TRADING ACTIVITY TO THE ATTENTION OF EDWARDS. Your acceptance of a transaction or position in any of your accounts that was undertaken by an Edwards employee on your behalf but was not expressly authorized by you before its entry and not immediately objected to by you after its entry, renders that employee your agent and precludes you from later denying that the employee was given authority to enter orders for transactions or positions in your account at the employee's discretion.

9. Each party executing this agreement or who is authorized to act on behalf of the account under a separate agreement shall have authority on behalf of the account, and for the risk and is the name of the account, and each does hereby appoint the other his or her agent and attorney-in-fact in regard to the account, to buy, sell (including short sales) and otherwise deal in stocks, bonds, options and other securities, limited or unlimited, and commodities for present or future delivery, on margin or otherwise in accordance with Edwards' terms and conditions; to deposit with, withdraw and receive payment or delivery from Edwards of money, commodities, stocks, bonds, contracts for purchase or sale of commodities, and other negotiable instruments, securities and other property; to execute checks on behalf of the Card-Check Account; to make purchases of merchandise and services and receive cash advances, all of which may be done for the Account or for the individual use or Account of any one of the undersigned and all of which will be chargeable to the Securities Account.

     Each party executing this agreement indemnifies Edwards, its agents and employees, and covenants to hold Edwards, its agents and employees, harmless against all obligations, demands, losses or liabilities (including attorney's fees) by whomsoever asserted, which are suffered, incurred or paid by Edwards as a result of, or in any way arising out of, or consequential to, transactions or actions by any other party, either jointly or severally, or by any other party who is authorized to act on behalf of the account.

10. Edwards may request and obtain an investigative consumer report indicating your creditworthiness, credit standing, credit capacity, character, general reputation, personal characteristics or mode of living. You have the right, upon written request made within a reasonable period of time from the date hereof, to receive from Edwards a complete and accurate disclosure of the nature and scope of the investigation requested.

11. This agreement, its enforcement and the interest charged hereunder shall be governed by the laws of the state of New York, shall cover individually and collectively all accounts that you may at any time maintain with Edwards, shall inure to the benefit of Edwards, any successor or assigns, and shall be binding on you, your executors, administrators, successors, heirs and assigns. Provisions concerning the Card/Card-Check account shall be governed by the laws of the state of Ohio. This agreement shall continue in effect until your written notice of revocation is received by Edwards' Director of Operations. Notwithstanding any such revocation, this agreement shall remain in effect with regard to all transactions entered into or indebtedness incurred before such revocation and all matters pertaining thereto.

12. Unless otherwise specified by you, Edwards is authorized to enter orders for you in its name on any exchange or other market or place where such business may be transacted for your account and risk. You hereby authorize Edwards to employ agents on your behalf. The identity of any such agent so employed by Edwards on your behalf shall be disclosed to you on request. Edwards shall have no liability to you for the errors and omissions of such agents who are independent contractors; provided, however, that in any controversy between

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     you and such agents, Edwards shall provide to you, without expense to you, such records and testimony of the transaction that Edwards has in its possession.

13. You will examine all statements, confirmations, and other reports or notices when you receive them from Edwards. Such statements, confirmations, reports or notices shall be deemed accepted by you as correct and conclusive if you do not notify Edwards' Customer Service Department otherwise in writing within ten (10) days after receipt; except in regard to transactions in options, commodities and contracts relating thereto, when notice of any discrepancies must be provided within three (3) days of receipt. Any such notice will be made by you via both telephone and in written form (facsimile, telegraph, next-day delivery mail, etc.) directed to Edwards' office in St. Louis, Missouri. You acknowledge that because of the nature of the markets involved, positions confirmed or deleted in error or discrepancy to Edwards' attention within the periods specified above, any responsibility and liability for the loss will be yours.

14. Edwards shall not be liable to you for any default by a market (Exchange) on which you may have acquired a position. You understand that Exchanges may change terms, rules and procedures that may affect markets adversely; the Exchange may also default on a duty to pay its obligations or may be unable to take or make delivery of positions traded thereon.

15. Edwards may limit the number of securities, options and commodities, or contracts related thereto that it will place or hold for your account and reserves the right to cease accepting orders from you for additional securities, options and commodities, or contracts related thereto, at any time.

16. You recognize that Edwards' recommendations are opinions because they deal with future developments that cannot be predicted with certainty. Edwards is not obligated to keep you abreast of developments in the market concerning securities, options and commodities, or contracts related thereto, and you shall be responsible for remaining informed of those securities, options, commodities and contracts related thereto.

17.  a)   Edwards may from time to time make recommendations concerning the advisability of buying, selling or holding securities, options and commodities, or contracts relating thereto, or using a trading method or program. You are aware that Edwards is in the business of generating brokerage commissions, and, since this is the case, the more trades you make, the higher will be the amount of commissions generated. Trading programs may result in a higher number of trades being generated and commissions charged.

     b) Transactions in securities, options and commodities, or contracts related thereto, and the market activities of Edwards or any of its officers, employees or shareholders may be inconsistent with Edwards' recommendations to you.

18. All checks from you that are to be credited to your account with Edwards shall be payable to "A.G. Edwards & Sons, Inc." Edwards may in its discretion refuse to accept for your account checks payable to any party other than you, and, if such checks are accepted, they shall be accepted for collection only and shall not be considered credited to your account until paid.

19. Any suit, arbitration proceeding, reparation proceeding, claim or action against Edwards or its present or past officers, agents or employees shall be brought and heard in the city where the Edwards branch sales office with which you dealt is or was located. If the court, arbitration agency or reparations tribunal does not conduct hearings in that city, then any such action must be brought and heard in the locale closest to that city in which the court, arbitration agency or reparation tribunal conducts hearings. This paragraph shall apply even if you have related disputes with other parties that cannot be resolved in the same locale.

20. The undersigned may terminate the TAA, upon receipt of written notice of revocation by the Director of Operations of Edwards from the undersigned. Notwithstanding any such revocation, this Agreement shall

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     continue in effect as to all transactions entered into or an indebtedness occurred prior to such revocation and all matters pertaining thereto. The undersigned will remain responsible for any charges to the undersigned's Securities Account or Card-Check Account whether arising before or after termination.

     Edwards may terminate the undersigned's TAA, including the Securities Account at any time. Without limiting Edwards' rights in this regard, the undersigned acknowledges that the deposit of Checks followed by the prompt removal of funds for the primary purpose of earning dividends on Fund shares violates this Agreement. If in Edwards' sole judgment, it appears that the undersigned is so acting, Edwards may terminate the undersigned's TAA.

     If subscription to TAA is terminated for any reason, either by the undesigned or by Edwards, the undersigned will promptly return all unused Checks and Cards to Edwards. Failure to return such Checks and Cards to Edwards may result in a delay in following the undersigned's instructions as to the disposition of assets in the TAA. Should the TAA be terminated, Edwards may and is hereby authorized to redeem all Fund shares owned by the undersigned.

21. You shall be solely responsible for any expense, including attorney's fees, incurred by Edwards in collection of a deficit from you. You will also be solely responsible for any expense, including attorney's fees, incurred by Edwards in defense of an action brought by you seeking rescission of any agreement between you and Edwards or to recover damages for the actions of Edwards or its employees.

22. If you are an individual, you represent that, unless Edwards' Director of Operations has been notified in writing to the contrary, you have reached the age of majority; are duly authorized to execute this agreement if acting on behalf of another; are not insolvent; are not an employee of any securities or commodities exchange, or of any corporation of which any such exchange owns a majority of the capital stock, or of any member of any such exchange, or of a member firm, corporation or organization registered with any such exchange, or of a bank, trust company or insurance company, or of any corporation, firm or individual engaged in the business of dealing either as a broker or as principal in securities, bills of exchange, acceptances or other forms of commercial paper; and are not registered with any securities or commodities exchange, association or commission; and that no one except you has an interest in any of your accounts with Edwards.
     You agree to notify Edwards' Director of Operations promptly of any change in your circumstances affecting the foregoing representations.

23. Communications directed to you at the address then appearing on your account, sent by ordinary mail or delivered to such address, shall be deemed to have been personally delivered to you whether or not actually received.

24. Unless otherwise specified, any notice required by this agreement to be given by you to Edwards shall be addressed to the Director of Operations at Edwards' Home Office at One North Jefferson, St. Louis, Missouri 61103 or at such other address as Edwards may instruct.

25. You hereby ratify all transactions and dealings with Edwards before the execution of this agreement and after that all such transactions and dealings are subject to all terms and provisions of this agreement as if they had been subsequent to the execution thereof.

26. If any provision or clause of this agreement is deemed invalid or unenforceable for any reason, such provision or clause shall be deemed to be ineffective to the extent of such invalidity or unenforceability but will not affect the remainder of this agreement, which shall continue in full force and effect.

27. At Edwards' discretion, it may, without notice to you, transfer or apply any of your monies or property between or within any of your accounts (other than from Regulated Commodity Accounts, unless specifically agreed to by you).

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28.  If you fail to make any payment or deliver any property to Edwards when due, fail to maintain in any of your accounts with Edwards collateral of sufficient value to meet Edwards' then current requirements, or otherwise fail to discharge any obligation to Edwards, or if you die, or if Edwards for any reason deems it necessary for its protection, Edwards is authorized to sell any securities, commodities or other property in any of your accounts with Edwards or buy any property that may be short, or otherwise effect settlement, or cancel any outstanding orders. Any such sale, purchase, settlement or cancellation may be made at Edwards' discretion and at its prevailing commission rates on any exchange or market where such business is transacted, or at public auction or private sale without notice to you, and without advertisement, tender or demand of any kind made to you; such notice, advertisement, tender or demand is hereby expressly waived by you. Edwards may purchase any such property for its own account or on behalf of anyone else free from right of redemption. You shall remain liable for any deficiency in any of your accounts. You shall also be liable for any fines, assessments or other costs levied against Edwards by any exchange, clearinghouse or regulatory authority resulting from your failure to deliver or otherwise make available any property sold by Edwards at your direction. No tender, demand, call or notice by Edwards shall constitute a waiver of any right to take any other action permitted hereunder then or in the future. The failure of Edwards to enforce its rights under this paragraph, this agreement or any other agreement between you and Edwards shall not act as a waiver of any such rights or preclude Edwards from later exercising those rights.

29. All monies and property carried by Edwards at any time in any of your accounts (held individually, jointly or otherwise) other than a Regulated Commodity Account, or which may at any time be in Edwards' possession or under its control for any reason, shall be collateral subject to a general lien and security interest for the discharge of all your obligations to Edwards, regardless of their nature.

30. Whenever you are indebted to Edwards or have a short position with Edwards, any property carried by Edwards in any of your accounts may from time to time and without notice to you be pledged, repledged, hypothecated or rehypothecated by Edwards, separately or together with the property of others, either for more or less than the amount of your indebtedness to Edwards, without Edwards retaining in its possession or under its control for delivery a like amount of similar property.

31. No arrangements conflicting with Edwards' usual requirements for initial or maintenance margin shall be binding on Edwards or have any effect unless expressly agreed to in a separate document signed by Edwards' Director of Operations or a designee. No investment broker, branch office manager or branch office employee is authorized to waive or modify Edwards' margin demands or postpone sell-outs or buy-ins unless agreed to in writing by Edwards' Director of Operations or a designee.

32. Interest shall be charged on any debit balance in any of your accounts at rates related to Edwards' then-prevailing broker's call money rate. You acknowledge receiving from Edwards and examining a statement explaining the details and the conditions under which interest will be charged, the method of computing such interest and the conditions under which additional collateral may be required.

CHECKING/VISA ACCOUNT

The undersigned hereby applies to the Bank for a Card-Check Account and requests that Checks be provided and that one or more VISA Cards be issued for use with the undersigned's Card-Check Account (limited to a maximum of two VISA cards for a business TAA). It is understood that this application for a Card-Check Account is accepted by the Bank when Checks are provided and, as appropriate, a Card is issued to the undersigned. The undersigned agrees that by signing, using, or permitting another to use the Checks or Card, the undersigned will be bound by the following terms and conditions.

33. The Card remains the property of the Bank and may be canceled by the Bank at any time without prior notice. The undersigned agrees to surrender any unused Checks and Card and to discontinue use of the Card-Check Account immediately upon the request of the Bank or Edwards.

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34.  It is understood that the Bank will open the undersigned's Card-Check
     Account in the name supplied to the Bank by Edwards that information concerning transactions in the undersigned's Card-Check Account or the status of such account will be furnished to the undersigned by Edwards, and that any error disputes or inquiries are to be directed to the Bank through Edwards. It is also understood that Checks provided with the undersigned's Card-Check Account will not be returned to the undersigned after presentation to the Bank for payment.

35. The undersigned agrees to assume liability for all transactions made by the undersigned, or by an authorized person, through the use of the Checks or Card in connection with the undersigned's Card-Check Account. The undersigned also agrees to pay the reasonable costs and expenses of collection of any unpaid balance due on the undersigned's Card-Check Account, including, but not limited to, attorney's fees.

36. Neither the undersigned nor any person authorized to act on behalf of the undersigned will incur any charge by use of the Checks or Card in excess of the amount authorized for the undersigned's Card-Check Account Total Inc., as established by the Bank based upon information furnished to the Bank by Edwards. It is understood that the total line established for the undersigned's Card-Check Account will be the aggregate amount of any uninvested free credit cash balance in the undersigned's Securities Account with Edwards, the net asset value of the undersigned's money market trust shares, and the amount of cash reserve from the available margin loan value of the securities in the undersigned's Securities Account with Edwards, as mutually agreed between Edwards and the undersigned; provided, however, that if the undersigned's Securities Account with Edwards is not a margin account, then the undersigned's Total Inc. will not include such cash reserve amount of available margin loan value of such securities. All Card-Check Account Transactions within the undersigned's Total Inc. will be paid to the Bank by Edwards from and through the undersigned's TAA, as provided by this Agreement.

37. In the event Edwards does not pay the Bank for Card-Check Account transactions, due to transactions exceeding the Total Inc., the Bank may accept such transactions as an overdraft on the undersigned's Card-Check Account, which is immediately due and payable to the Bank, plus FINANCE CHARGES thereon. It is understood that FINANCE CHARGES will be incurred on the Average Daily Balance of such overdraft at a periodic rate of .0684 per day (25% ANNUAL PERCENTAGE RATE) from the date the undersigned's Card-Check Account is overdrawn until paid in full. The Average Daily Balance is calculated by dividing the total of the outstanding daily balances of overdrafts by the number of days the Card-Check Account is overdrawn. Payments will be applied, as of the date of receipt by the Bank, first to previously billed and unpaid FINANCE CHARGES and then to the balance of overdrafts. FINANCE CHARGES that accrue after the statement date will appear on the following periodic billing statement.

     The Ohio laws against discrimination require that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon receipt. The Ohio Civil Rights Commission administers compliance with this law.

38.  In the event of (i) cancellation of the undersigned's Card-Check Account,
     (ii) the insolvency, death or termination of the existence of the undersigned, (iii) the institution of attachment or garnishment proceedings against the undersigned, (iv) any breach or default of this Agreement by the undersigned or any person authorized to act on behalf of the undersigned, or (v) upon the termination by Edwards of the TAA service of the undersigned, the Card-Check Account will automatically terminate without notice to the undersigned or to any representative of the undersigned.

39. Except as provided in paragraph 2 with respect to modification, receipt and retention of this agreement shall constitute acceptance thereof by Edwards without signature thereon.

40. The provisions of this agreement shall inure to the benefit of any successors or assigns of Edwards.

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By signing this Agreement, the undersigned acknowledges that:

a)   the undersigned has received a duplicate of this Agreement;
b) the undersigned's securities may be loaned to Edwards or loaned out to others, unless margin privileges are waived (refer to paragraph 30);
c)   the undersigned has received the prospectus/summary description;
d) this Agreement contains a binding and enforceable arbitration provision on this page.

     THIS IS A BINDING CONTRACT.  READ BOTH SIDES CAREFULLY BEFORE SIGNING.

Dated:      8-14-98                     x  /s/ Kenneth L. Agee
            -------                     ----------------------
                                              (signature)

                                        x  /s/ Cindy A. Agee
                                        ----------------------
                                              (signature)

[ ] Check here if you do not want maximum Total Inc. (margin) privileges. Your
    Total Inc. will consist of only cash and a money market fund balance. No VISA card will be issued and paragraphs 30 through 32 will not apply.

              KEEP CLIENT COPY OF THIS CONTRACT FOR YOUR RECORDS.

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